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STARMET CORPORATION

AUGUST 7, 1998
NEWS ITEM - FOR IMMEDIATE RELEASE

CONCORD, MASSACHUSETTS - STARMET ANNOUNCES RESTATEMENT OF FINANCIAL RESULTS FOR 1996 AND 1997 TO REFLECT CHANGE IN INVENTORY VALUATION AND ALSO ANNOUNCES ESTIMATED RESULTS OF OPERATIONS FOR THE THIRD QUARTER ENDED JUNE 30, 1998


RESTATEMENT

         Starmet Corporation (NASDAQ:STMT) today announced that it will restate its financial statements for fiscal years 1996 and 1997. The restatement results in a decrease in net loss of approximately $650,000 ($0.14 per diluted share) in fiscal 1996 and a decrease in net income of approximately $1.0 million ($0.20 per diluted share) in fiscal 1997.

         The restatement relates to the Company's accounting for inventory reserves. During the year ended September 30, 1996, the Company had provided approximately $3.3 million of reserves for Depleted Uranium (DU) inventory of which approximately $1.0 million of such reserves were reversed into income during the year ended September 30, 1997, in each case based upon management's estimate of future recoverability of DU inventory. After further review, management of the Company has determined, based on consideration of the applicable accounting literature and all of the relevant information available at the time of the release of the Company's September 30, 1996 financial statements, that the reserves provided in 1996 should have been lower by approximately $650,000 ($0.14 per diluted share) and that the reversal of approximately $1.0 million ($0.20 per diluted share) of such reserves in 1997 should not have been recorded. In the future, inventory reserves will not be reversed until the related inventory is sold or disposed of.

         Starmet's decision to restate followed comments from and discussions with the staff of the Securities and Exchange Commission (SEC). Based upon its evaluation of relevant accounting literature and practice, the Company's historical practice had been to adjust inventory reserves periodically as additional information became available which changed management's estimate of the degree of uncertainty of inventory utilization. However, based upon discussions with the SEC staff, the Company restated its financial statements for fiscal year 1996 and 1997 to treat inventory reserves as permanent valuation adjustments or new cost basis adjustments. In addition, the Company will classify inventory that is not expected to be utilized within the next twelve months as a non-current asset. This change resulted in the reclassification of approximately $5.9 million of inventory at September 30, 1996 and at September 30, 1997 from current inventory to non-current inventory.

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         The Company has included disclosures in past press releases, SEC filings and financial statements regarding the impact on its results of operations in connection with establishing and adjusting inventory reserves.

         The following table summarizes the effects of the restatement on statement of operations data for each of the fiscal years ended September 30, 1996 and 1997 and for the six- month periods ended March 31, 1997 and 1998 and balance sheet data as of September 30, 1996 and 1997 and as of March 31, 1997 and 1998.


                                                                    Fiscal Year Ending September 30,
                                                           1996                            1997
                                                           ----                            ----
                                                As Reported     As Restated      As Reported   As Restated
                                                -----------     -----------      -----------   -----------
STATEMENT OF OPERATIONS DATA:
Net sales and contract revenues
                                                  $28,694         $28,694          $28,062       $28,062
Cost of sales                                      25,053          24,403           19,136        20,136
Gross profit                                        3,641           4,291            8,926         7,926
Operating income (loss)                            (2,560)         (1,910)           1,811           811
Interest expense, net                                 387             387              296           296
Net income (loss)                                  (3,037)         (2,387)           1,482           482
Basic net income (loss) per share
                                                 $  (0.64)       $  (0.50)        $   0.31      $   0.10
Basic weighted average shares outstanding
                                                    4,779           4,779            4,738         4,783
Diluted net income (loss) per share
                                                 $  (0.64)       $  (0.50)        $   0.30       $  0.10
Diluted weighted average shares outstanding
                                                    4,779           4,779            4,959         4,959

BALANCE SHEET DATA:
Working capital                                    $9,249          $4,048          $10,743        $4,542
Total assets                                       35,118          35,768           34,704        34,354
Total Liabilities                                  10,748          10,748            8,608         8,608
Stockholders' equity                               24,370          25,020           26,096        25,746



                                                         Six Months Ended March 31,
                                                           1997                             1998
                                                           ----                             ----
                                                As Reported     As Restated      As Reported   As Restated
                                                -----------     -----------      -----------   -----------
STATEMENT OF OPERATIONS DATA:
Net sales and contract revenues
                                                  $12,613         $12,613          $18,769       $18,769
Cost of sales                                       7,902           8,642           14,526        14,526
Gross profit                                        4,711           3,971            4,243         4,243
Operating income (loss)                               739              (1)            (799)         (799)
Interest expense, net                                 119             119              489           489
Net income (loss)                                     618            (122)          (1,288)       (1,288)
Basic net income (loss) per share
                                                 $   0.13         $ (0.03)        $  (0.27)     $  (0.27)
Basic weighted average shares outstanding
                                                    4,783           4,782            4,787         4,787
Diluted net income (loss) per share
                                                 $   0.13        $  (0.03)        $  (0.27)     $  (0.27)
Diluted weighted average shares outstanding
                                                    4,928           4,782            4,787         4,787

BALANCE SHEET DATA:
Working capital                                    $9,949          $4,008           $7,928        $1,727
Total assets                                       33,509          33,419           38,540        38,190
Total Liabilities                                   8,517           8,517           13,382        13,382
Stockholders' equity                               24,992          24,902           25,158        24,808





ESTIMATED THIRD QUARTER RESULTS OF OPERATIONS

         For the quarter ended June 30, 1998, the Company expects to report revenues of between $7.4 million and $7.7 million and to report a net loss of between $2.5 million ($0.52 per diluted share) and $2.8 million ($0.58 per diluted share). Included in the results of operations for the third quarter will be a provision of between $1.0 million ($0.21 per diluted share) and $1.3 million ($0.27 per diluted share) related to the amount by which the estimated cost of remediating the holding basin at the Company's Concord, Massachusetts facility is expected to exceed the amounts covered by the Company's fixed price contract with the U.S. Army (the "Army Contract") pursuant to which the holding basin clean-up is being done. The exact amount of the excess costs presently is unknown, but the Company believes the potential range of such costs is between $1.0 million and $3.4 million. The Company believes that such costs, subject to confirmation, are recoverable as allowable overheads on future government contracts which the Company expects to be awarded. Alternatively, the Company believes that all or a certain portion of such excess costs may also be recoverable pursuant to a contract modification request or pursuant to an additional application for relief under Public Law 85-804, pursuant to which the Army Contract was granted. Revenue for the third quarter does not

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include approximately $1.0 million billed in July to a customer reflecting an adjustment of overhead rates attributable to work done through the end of the third quarter. Such overhead rates are subject to government audit, however, the Company believes that such audit would not result in a material change in the amount which it expects to receive.

         As of June 30, 1998, the Company was not in compliance with certain financial covenants contained in its bank credit facility. The Company and its principal bank lender have agreed upon modifications to the bank credit facility pursuant to which the Company is in compliance with such financial covenants and prior non-compliance has been waived.

NOTE:
         CERTAIN STATEMENTS IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THE COMPANY'S EXPECTATIONS CONCERNING (i) THE TIMING OF UTILIZATION OF ITS INVENTORY, (ii) REVENUES AND NET LOSS EXPECTED TO BE REPORTED FOR THE THIRD QUARTER, (iii) ESTIMATED AND ACTUAL EXCESS COSTS OF REMEDIATION OF ITS CONCORD, MASSACHUSETTS HOLDING BASIN, (iv) THE RECOVERABILITY OF EXCESS COSTS RELATED TO THE HOLDING BASIN AS ALLOWABLE OVERHEAD OR OTHERWISE AND (v) THE OUTCOME OF A GOVERNMENT AUDIT RELATED TO ITS ADJUSTMENT OF OVERHEAD RATES, AS DESCRIBED ABOVE, CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS CONCERNING THE COMPANY'S OPERATIONS, ECONOMIC PERFORMANCE AND FINANCIAL CONDITION. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN EXHIBIT 99 TO THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 1998. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND" AND "PLAN" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THE STATEMENT WAS MADE.

                                                         ###

FOR FURTHER INFORMATION, PLEASE CONTACT:
JAMES M. SPIEZIO, VICE PRESIDENT, FINANCE
978-369-5410
VISIT OUR WEBSITE AT:  HTTP:\\WWW.STARMET.COM